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                                                                    EXHIBIT 1.01



                                24,330,900 SHARES

                         FLEXTRONICS INTERNATIONAL LTD.

                                 ORDINARY SHARES

                             -----------------------

                             UNDERWRITING AGREEMENT

                             -----------------------



                                                                   July 22, 2004


CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
As Representatives of the Several Underwriters listed on Schedule A hereto

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

      -and-

c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

            1. Introductory. Flextronics International Ltd., a Singapore company (the "Company"), proposes to issue and sell to you and to the several underwriters named in Schedule A (the "Underwriters") 24,330,900 shares of its authorized but unissued Ordinary Shares S$.01 par value each in the capital of the Company (the "Ordinary Shares"). The 24,330,900 Ordinary Shares to be sold by the Company are referred to as the "Common Shares." Citigroup Global Markets Inc., Banc of America Securities LLC have agreed to act as representatives of the several Underwriters listed on Schedule A hereto (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

            The Company hereby confirms its agreement with respect to your purchase of the Common Shares as follows:

            2. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

            (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in conformity with the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") there-
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      under, a Registration Statement on Form S-3 (File No. 333-89944),
      including a prospectus relating to the registration of the Common Shares (as amended to the date hereof, the "Registration Statement"). The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has also filed with, or shall promptly hereafter file with the Commission, a final prospectus supplement specifically relating to the Common Shares pursuant to Rule 424(b). The prospectus included in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the final prospectus supplement specifically relating to the Common Shares. As used herein, the terms "Registration Statement," "Basic Prospectus," and "Prospectus" shall include in each case the material, if any, incorporated by reference therein or deemed incorporated by reference therein pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"). There have been delivered to you four
      (4) signed copies of the Registration Statement and all amendments and supplements thereto, together with four copies of each exhibit filed therewith.

            All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

            (b) The Commission has not issued any order preventing or suspending the use of the Basic Prospectus, and the Basic Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became effective, and at all times subsequent thereto up to and including the Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations, and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters, directly or through the Representatives, specifically for use in the preparation thereof. Each preliminary prospectus and the Prospectus filed with the Commission by electronic

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      submission was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares.

            (c) The Company does not own or control, directly or indirectly, any material corporation, association or other entity other than the subsidiaries listed on Schedule B. The Company has been duly incorporated and is validly existing as a public company under the laws of Singapore. Each of the subsidiaries of the Company has been duly incorporated and is validly existing in its jurisdiction of incorporation or formation. The Company and each of its subsidiaries has full power and authority (corporate and other) to own and lease their respective properties and conduct their respective businesses; except as disclosed in the Registration Statement, the Company owns all of the outstanding capital stock or joint venture interests of its subsidiaries, free and clear of all claims, liens, charges and encumbrances; the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company or the subsidiary; and no proceedings have been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

            (d) The Company has an authorized share capital as set forth under the heading "Capitalization" in the Prospectus and issued share capital as of March 31, 2004, as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid, have been issued in compliance with all federal and state securities laws, whether of Singapore, the United States or otherwise, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid. Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations (except for options granted pursuant to plans described in the Prospectus subsequent to the date of information set forth in the Prospectus). The description of the Company's stock option, stock bonus and other stock schemes, plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such schemes, plans, arrangements, options and rights.

            (e) The Common Shares to be purchased by the Underwriters from the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued and fully paid, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No shareholder of the Company or other person has any right which has not been waived to require the Company to register the sale of any shares owned by such shareholder or which such other person has the right to acquire under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

            (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the Memorandum and Articles of Association, Certificate of Incorporation, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected (except as to conflicts, breaches, violations or defaults of any of the foregoing that individually or in the aggregate would not be material to the Company), any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the Underwriters and, if applicable, the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

            (g) Deloitte & Touche LLP, who has expressed its opinion with respect to the consolidated financial statements and schedules for the fiscal years ended March 31, 2003 and 2004 filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, and Arthur Andersen LLP, who have expressed their opinion with respect to the consolidated financial statements and schedules for the fiscal year ended March 31, 2002 referred to in the Registration Statement and Prospectus are independent accountants as required by the Act, the Rules and Regulations and the Exchange Act. Arthur Andersen LLP has ceased to exist as a public accounting firm.

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            (h) The consolidated financial statements and schedules of the
      Company and its subsidiaries, and the related notes thereto, included in each Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(g). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the caption "Capitalization" fairly presents the information set forth therein on the basis stated in the Registration Statement.

            (i) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company, neither the Company nor any of its subsidiaries is in violation or default of any provision of its Memorandum and Articles of Association, Certificate of Incorporation, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

            (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The descriptions of the contracts so described in the Prospectus are accurate; all such contracts are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

            (k) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which might be expected to affect adversely such condition, properties, business, results of operations or, to the best of Company's knowledge, prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

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            (l) The Company or the applicable subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted as described in the Registration Statement.

            (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any cash dividends or other cash distributions with respect to its issued share capital and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the share capital (other than upon the sale of the Common Shares hereunder and the grant of options in the ordinary course of business or exercise of options disclosed in the Prospectus) or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries.

            (n) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or, to the best of the Company's knowledge, prospects of the Company or its subsidiaries; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries.

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            (o) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries.

            (p) The Company and its subsidiaries have filed all necessary federal, national, state, provincial, foreign and other income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could materially and adversely affect the business, operations or properties of the Company and its subsidiaries.

            (q) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (r) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

            (s) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

            (t) To the Company's knowledge, except as otherwise disclosed in or specifically contemplated by the Prospectus or as would not, individually or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business or results of operations (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company

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      or any of its subsidiaries is in violation of any Environmental Law; (ii)
      there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, threatened in writing against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) there are no present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

            (u) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

            (v) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Common Shares.

            (w) No transfer taxes are required to be paid in connection with the sale and delivery of the Common Shares to the Underwriters hereunder.

            (x) The Ordinary Shares (including the Common Shares) are registered pursuant to Section 12(g) of the Exchange Act and the Ordinary Shares (excluding Common Shares) are listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

            (y) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing

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      Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (z) The Company has complied in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

            (aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

            "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

            (bb) To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of each jurisdiction in which the Company or its subsidiaries has significant operations, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

            (cc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person who the Company has knowledge is currently subject to any U.S. sanctions administered by OFAC.

            Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

            3. Representations and Warranties of the Underwriters. The Underwriters represent and warrant to the Company that the information set forth on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and the information in the third, ninth, tenth and twelfth paragraphs under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Prospectus and is correct in all material respects.

            4. Purchase, Sale and Delivery of Common Shares.

            (a) The Common Shares; the Closing Date. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 24,330,900 Common Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Common Shares set forth opposite their names on Schedule A. The purchase price per Common Share to be paid by the several Underwriters to the Company shall be $12.33 per share.

            Delivery of certificates for the Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Citigroup Global Markets Inc., 1001 Page Mill Road, Building 4, Suite 100, Palo Alto, California 94304 (or such other place as may be agreed to by the Company and the Representatives) at 6:00 a.m. San Francisco time, on July 28, 2004, or such other time and date not later than 10:30 a.m. San Francisco time, on July 28, 2004 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus.

            (b) Public Offering of the Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

            (c) Payment for the Common Shares. Payment for the Common Shares to be sold by the Company shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

            It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Common Shares the Underwriters have agreed to purchase. Citigroup Global Markets Inc. and Banc of America Securities LLC, jointly and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

            (d) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Common Shares to be sold at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

            (e) Delivery of Prospectus to the Underwriters. Not later than 12:00 noon on the second business day following the date the Common Shares are first released by the Underwriters for the sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

            5. Covenants of the Company. The Company covenants and agrees that:

            (a) If the filing of the Prospectus is required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement, the Basic Prospectus or the Prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement, the Basic Prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act) of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

            (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rules 424(b), 430A and 434, as applicable, of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon any such Rule.

            (c) If at any time when a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible.

            (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earning statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

            (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Basic Prospectus and all amendments and supplements to any such documents (including any documents incorporated or deemed incorporated by reference therein) in each case as soon as available and in such quantities as you may request, for the purposes contemplated by the Act.

            (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate (including those of Canada) and under the applicable securities laws of such other nations as you may designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

            (g) During the period of five years hereafter, the Company will furnish to Citigroup Global Markets Inc. and Banc of America Securities
      LLC: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Ordinary Shares.

            (h) During the period of 60 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Citigroup Global Markets Inc. and Banc of America Securities LLC (which consent may be withheld at the sole discretion of Citigroup Global Markets Inc. and Banc of America Securities LLC), the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Ordinary Shares or other equity security or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
      Section 16 of the Exchange Act, other than pursuant to outstanding stock options and warrants disclosed in the Prospectus and other than (i) the grant of options or the issuance of the Company's equity securities pursuant to the Company's employee equity incentive and share purchase plans described in the Prospectus (as such plans may be amended as described in the preliminary proxy statement for the Company's 2004 Annual General Meeting as filed with the Securities and Exchange Commission prior to the date hereof) or (ii) the issuance by us of Ordinary Shares, or securities convertible into or exchangeable or exercisable for any Ordinary Shares (not to exceed, in the aggregate, 5% of the Company's outstanding common stock on the date of the date of this Agreement), issued in connection with the acquisition (by purchase, merger or otherwise) of (A) any entity or entities or (B) substantially all of the assets or operations of such entity or entities.

            (i) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

            (j) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

            (k) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

            (l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Ordinary Shares, (iii) all fees and expenses of the Company's counsel and the Company's independent accountants, including fees of counsel or independent accountants with respect to any subsidiary of the Company, (iv) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Registration Statement, the Basic Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, any Selected Dealers Agreement, Underwriters' Power of Attorney or the Blue Sky memorandum, (v) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws (including those of Canada) and under the applicable securities laws of such other nations as you may designate, (vi) the filing fee incident to the review and approval, if any, of the Underwriters' participation in the offering and distribution of the Common Shares by the NASD, and (vii) all other fees, costs and expenses incident to the offering as would typically be disclosed in Part II of a registration statement under the Act. Except as provided in this Section 6, Section 8 and Section 10 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws (including those of Canada) and under the applicable securities laws of such other nations as you may designate, and the Blue Sky memorandum).

            7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the Closing Date as though then made, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

            (a) If the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in either Registration Statement, or otherwise, shall have been complied with to your satisfaction.

            (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been any change in the authorized or issued share capital of the Company or any of its subsidiaries other than pursuant to the exercise of outstanding options disclosed in the Prospectus or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries which makes it impractical or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase the Common Shares as contemplated hereby.

            (c) There shall have been furnished to you, on the Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

                  (i) An opinion addressed to the Underwriters and dated the
            Closing Date, of:

                        (a) Allen & Gledhill, Singapore counsel to the Company,
                  the form of which is attached as Exhibit A;

                        (b) Fenwick & West LLP, U.S. counsel to the Company, the
                  form of which is attached as Exhibit B;

                        (c) Paul Chong & Nathan, Malaysia counsel to the
                  Company, the form of which is attached as Exhibit C;

                        (d) Michael, Liasides & Co., Cyprus counsel to the
                  Company, the form of which is attached as Exhibit D;

                        (e) Mayer Brown Rowe & Maw, United Kingdom counsel to
                  the Company, the form of which is attached as Exhibit E;

                        (f) De Brauw Blackstone Westbroek, Netherlands N.V.
                  counsel to the Company, the form of which is attached as Exhibit F; and

                        (g) Foo, Teo & Associates, Labuan counsel to the
                  Company, the form of which is attached as Exhibit G.

                  (ii) Such opinion or opinions of Cahill Gordon & Reindel LLP and ASG Law Corporation, counsel for the Underwriters, dated the Closing Date, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

                  (iii) A certificate of the Company executed by the Chief
            Executive Officer and President, Systems Group of the Company, dated the Closing Date, to the effect that:

                        (1) The representations and warranties of the Company
                  set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date;

                        (2) The Commission has not issued any order preventing
                  or suspending the use of the Prospectus or any Basic Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending under the Act;

                        (3) Each of the respective signers of the certificate
                  has carefully examined the Registration Statement and the Prospectus; to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and its subsidiaries; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                        (4) Since the initial date on which the Registration
                  Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                        (5) Since the respective dates as of which information
                  is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or, to the best knowledge of the respective signing officers, prospects of the Company and its subsidiaries; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries which is material to the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its share capital, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's issued shares; and the Company has not declared or paid any cash dividend, or made any other cash distribution, upon its outstanding issued share capital payable to shareholders of record on a date prior to the Closing Date;

                        (6) No "nationally recognized statistical rating
                  organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has downgraded or given notice of any intended or potential downgrading as of any review for a possible change that does not indicate the direction of the possible change in the rating accorded any securities of the Company; and

                        (7) Since the respective dates as of which information
                  is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                  (iv) On the Closing Date a letter addressed to you, from
            Deloitte & Touche LLP, independent accountants, in form and substance satisfactory to the Underwriters.

            (d) The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

            All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Cahill Gordon & Reindel LLP, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

            If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you to the Company without liability on the part of the Underwriters or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

            8. Reimbursement of Underwriters' Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Sections 7 or 13, or if the sale to the Underwriters of the Common Shares at the Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

            9. Effectiveness of Registration Statement. The parties will use their best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

            10. Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which any Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse the Underwriters and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Underwriters or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to

Section 3 hereof. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 10(a), it will reimburse the Underwriters on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of its obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company pursuant to Section 3 hereof; and will reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this
Section 10(b), each of the Underwriters agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b) which relates to written information furnished to the Company, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall hear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this
Section 10 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

            (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) in respect of any losses, claims, damages, li-abilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Common Shares sold by it to the Underwriters (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus, and in the case of the Underwriters as the underwriting commissions received by it bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting commissions. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph
(c) for purposes of indemnification. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, the Underwriters shall not be required to contribute any amount in excess of the amount of the total underwriting commissions received by the Underwriters in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration
Pro-
cedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and 10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

            11. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, and in the proportions that the number of Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any party except that the provisions of Sections 6, 8 and 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

            As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 15 and, as to all other provisions, at 9:00 a.m., California time, on the date of execution of this Agreement.

            13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

            (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to the Underwriters (except for the expenses to be paid or re-imbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of the Underwriters to the Company (except to the extent provided in Section 10 hereof).

            (b) This Agreement may also be terminated by you prior to the Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Underwriters, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or the Prospectus or which is not reflected in the Registration Statement or the Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Underwriters, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall be without liability on the part of the Underwriters to the Company or on the part of the Company to the Underwriters (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

            14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

            15. Notices. All communications hereunder shall be in writing and, if sent to the Representatives shall be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and Banc of America Securities LLC Legal Department (fax no.: (212) 847-6950) and confirmed to Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019,

Attention: Thomas Morrison, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, Attention: Helene R. Banks; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at One Marina Boulevard, #28-00, Singapore 018989, Attention: President and Chief Operating Officer and 2090 Fortune Drive, San Jose, California 95131,
Attention: Chief Executive Officer, with a copy to Fenwick & West LLP, 275 Battery Street, San Francisco, California 94111, Attention: David Michaels. Any of the parties hereto may change the address for receipt of communications hereunder by giving notice to the others.

            16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from the Underwriters merely by reason of such purchase.

            17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

            18. Applicable Law.

            (a) This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of New York.

            (b) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive, to the maximum extent permitted by law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

            (c) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

            Nothing in this Section 18 should be construed as a general consent to service of process as to which any shareholder of the Company or any other person may rely in connection with any suit or proceeding against the Company.

            19. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

            In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the Underwriters including you, all in accordance with its terms.


                                    Very truly yours,


                                    FLEXTRONICS INTERNATIONAL LTD.


                                    By:   /s/ Tom Smach
                                         -----------------------------------
                                         Name:  Tom Smach
                                         Title: Senior Vice President, Finance

The foregoing Underwriting Agreement is
hereby confirmed and accepted by us as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC


Acting as Representatives of the Several
   Underwriters named in the attached
   Schedule A


By:  CITIGROUP GLOBAL MARKETS INC.



By:   /s/ Ivan J. Brockman
     ----------------------------------
     Name:  Ivan J. Brockman
     Title: Managing Director


By:  BANC OF AMERICA SECURITIES LLC



By:   /s/ Tom Morrison
     ----------------------------------
     Name:  Tom Morrison
     Title: Managing Director

                                   SCHEDULE A


                                                                  Number of
                                                                Common Shares
            Underwriter                                        to be Purchased
            -----------                                        ---------------
Citigroup Global Markets Inc................................      11,136,000
Banc of America Securities LLC..............................      11,136,000
Scotia Capital (USA) Inc....................................       1,176,500
RBC Capital Markets Corporation.............................         882,400
                        TOTAL:                                    24,330,900
                                                                  ==========

                                   SCHEDULE B


                                  Subsidiaries


Flextronics International Holding Corp. (Delaware)
Flextronics International USA, Inc. (California)
Flextronics International Europe BV (Netherlands)
Flextronics Central Europe BV (Netherlands)
Flextronics International Kft (Hungary)
Flextronics France SA (France)
Flextronics International Marketing (L) Ltd. (Labuan)
Flextronics Holdings UK Limited (United Kingdom)
FLX Cyprus Limited (Cyprus)
Flextronics Technology (Shah Alam) Sdn Bdh (Malaysia)
Flextronics International Latin America (L) Ltd. (Labuan)
Flextronics International Aguascalientes (L) Ltd. (Labuan)
Flextronics Holding Singapore Pte Ltd. (Singapore)
Flextronics Industrial (Malaysia) Sdn Bhd (Malaysia)

                                                                       Exhibit A


            All captioned terms used herein but not defined shall have the meaning ascribed to such term in the Underwriting Agreement.

            Opinion of counsel for the Company to be delivered pursuant to
Section 7(c)(i) of the Underwriting Agreement.

            References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

            Based upon and subject to the foregoing, and subject to the qualifications set forth below and any matters not disclosed to us, we are of the opinion that:

            (a) the Company has been duly incorporated and is validly existing in Singapore as a public company under the Companies Act, Chapter 50 of Singapore;

            (b) the Company has the necessary corporate power and authority under Singapore law to own its properties and conduct its business as described in the Registration Statement and the Prospectus Supplement;

            (c) as far as we are aware, the Company is not in violation of (a) its Memorandum and Articles of Association or of (b) any of the agreements specified in the Schedule to this opinion which is expressed to be governed by Singapore law and furnished to us by the Company; and, as far as we are aware, the Company is in compliance with all decrees, statutes or governmental rules applicable in Singapore except where non-compliance would not have a material adverse effect on the financial position of the Company and its subsidiaries;

            (d) (a) the authorised share capital of the Company as at [-] July 2004 is S$15,000,000 divided into 1,500,000,000 Ordinary Shares and all necessary and proper corporate proceedings have been taken in order to authorise validly such authorised Ordinary Shares; and (b) out of the authorised share capital of 1,500,000,000 Ordinary Shares, [-] Ordinary Shares have been issued and are fully paid as at [-] July 2004 based on the Transfer Agent's Certificate furnished to us by the Transfer Agent (as defined below) and the Certificate, and based on the Company's Resolutions and assuming that such shares and the certificates relating thereto were issued by Equiserve, L.P., the Registrar and Transfer Agent of the Company in the Commonwealth of Massachusetts, United States of America (the "TRANSFER AGENT") on behalf of the Company in accordance with the Company's Resolutions and the Memorandum and Articles of Association of the Company, all of the issued Ordinary Shares have been duly and validly authorised and issued, are fully-paid and were not issued in violation of or subject to any pre-emptive rights or other rights to subscribe for or purchase any securities of the Company contained in the Memorandum and Articles of Association of the Company or provided by the laws of Singapore and the outstanding Ordinary Shares were issued in compliance with all laws of Singapore that impose any restrictions or requirements on, or otherwise regulate, the issue of securities;

            (e) the certificates representing the Common Shares, in the form previously approved by the Board of Directors of the Company for issue by the Transfer Agent of the Company for the time being in the United States of America, is in due and proper form under Singapore law, and when, upon the issue of the Common Shares, the Seal has been affixed thereon in accordance with the Company's Articles of Association and delivered to the Underwriters or upon their order against payment of the agreed consideration therefor in accordance with the provisions of the Agreement, the Common Shares will be duly authorised and validly issued and fully-paid, will not have been issued in violation of or subject to any pre-emptive rights or other rights to subscribe for or purchase securities of the Company contained in the Memorandum and Articles of Association of the Company or provided by the laws of Singapore and will conform in all respects to the description thereof contained in the Prospectus and the Prospectus Supplement;

            (f) the Company has the necessary corporate power under Singapore law to enter into the Agreement and to sell and deliver the Common Shares to be sold by it to the Underwriter under the Agreement and has taken all necessary corporate action required under the laws of Singapore to authorise the execution and performance by it of the Agreement; [-] is duly authorised to execute and deliver the Agreement for and on behalf of the Company; the Agreement constitutes legal, valid, binding and enforceable obligations of the Company under the laws of Singapore (except that enforceability may be limited as set out in paragraph 8 below and except as to those provisions relating to indemnity or contribution for liabilities arising under the United States Securities Act of 1933, as amended, as to which we express no opinion); and no approval, authorisation, order, consent, registration, filing, qualification, licence or permit of or with any court, regulatory, administrative or other governmental body in Singapore is required for the execution and delivery of the Agreement by the Company or the consummation of the transactions contemplated by the Agreement, save that we express no opinion on the activities which may be undertaken by the Underwriters as described in the Prospectus Supplement and the Registration Statement;

            (g) the execution and performance by the Company of the Agreement and the consummation of the transactions therein contemplated do not violate (a) any of the provisions of the Memorandum and Articles of Association of the Company; or (b) as far as we are aware, any decree, statute or governmental rule applicable in Singapore, save that we express no opinion on the activities which may be undertaken by the Underwriters as described in the Prospectus Supplement and the Registration Statement;

            (h) as at [-] July 2004, (a) we are not representing the Company in any legal actions, suits or proceedings which are pending or threatened against the Company and which may have a material adverse effect on the financial position of the Company and its subsidiaries, and (b) we are not aware of the existence of any such other legal actions, suits or proceedings in Singapore;

            (i) the statements made in the Prospectus in the last sentence of the section entitled "Enforcement of Civil Liabilities" and in the section entitled "Description of Capital Shares" (except as provided in paragraph 8.10 below) to the extent they constitute summaries of the laws of Singapore, are, in all material respects, accurate and fair summaries;

            (j) the choice of the laws of the State of New York, the United States of America as the law governing the Agreement is a valid and binding choice of law under the laws of Singapore, except to the extent that any term of the Agreement or provision of New York law applicable to the Agreement is incompatible with the public policy of Singapore; and the consent to jurisdiction as provided in Section 18(b) of the Agreement is valid and binding upon the Company under the laws of Singapore; and

            (k) save as disclosed in the Registration Statement, no stamp or other issuance or transaction taxes or duties and no capital gains, income, withholding of other taxes are payable by or on behalf of the Underwriters to the Government of Singapore or any subdivision or taxing authority thereof or therein in connection with the sale, allotment and issue by the Company of the Common Shares to or for the account of the Underwriters (excluding any Singapore income tax on the income of any Underwriter whose net income is subject to tax by the Government of Singapore).

            In rendering such opinion, such counsel may state that with respect to all matters of the laws of the United States, they are relying on the opinion of Fenwick & West LLP, provided that such counsel states they believe that both you and they are justified in relying on such opinion.

                                                                       Exhibit B


            All captioned terms used herein but not defined shall have the meaning ascribed to such term in the Underwriting Agreement.

            Opinion of special counsel for the Company to be delivered pursuant to Section 7(c)(i) of the Underwriting Agreement.

            (1) FIUI has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of California; FHUI has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware; FEI has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware; each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction, if any, in the United States in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and the U.S. Subs each have full corporate power and authority to own their properties and conduct their business as currently conducted.

            (2) All of the issued and outstanding shares of the U.S. Subs have been duly and validly authorized and issued and are fully paid and nonassessable and, to our knowledge, are beneficially owned by the Company or a subsidiary of the Company free and clear of all liens, encumbrances, claims, security interests or voting trusts. When issued and sold at the Closing in accordance with the terms of the Underwriting Agreement, the Ordinary Shares will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities contained in any Material Agreement.

            (3) To our knowledge, except for options and rights granted (a) pursuant to any of the share option and purchase plans identified in Appendix C hereto, (b) pursuant to any Acquisition Agreements, (c) pursuant to the Company's 1% Convertible Subordinated Notes due 2008 and its Convertible Junior Subordinated Notes due 2008 and (d) pursuant to the Underwriting Agreement, there are no outstanding options, warrants or other rights providing for the issuance of, and no commitments to issue, any shares of capital stock of the Company or any security convertible or exchangeable for capital stock of the Company.

            (4) (a) Based solely upon the oral advice to us from the Staff of the Commission, the Registration Statement has become effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to our knowledge, threatened or contemplated by the Commission; any required filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

            (b) The Registration Statement, as of its effective date, complied and the Prospectus complies (in each case other than financial statements, any financial data and schedules included therein as to each of which we express no opinion) as to form in all material respects with the requirements of the Act, the Rules and Regulations and the Exchange Act;

            (c) To our knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed or incorporated by reference, as required; and

            (d) To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company that are required to be described in the Prospectus that are not described as required.

            (5) The Underwriting Agreement has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company in accordance with its terms (subject to the limitations regarding enforceability of obligations set forth elsewhere in this opinion); and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required under United States federal or California state law for the execution and delivery of the Underwriting Agreement by the Company or the consummation of the transactions provided for by the Underwriting Agreement to be performed as of the date hereof (other than such as may be required under Blue Sky laws, federal securities laws or the rules and regulations of the National Association of Securities Dealers, Inc., as to each of which we express no opinion).

            (6) The execution and performance of the Underwriting Agreement and the consummation of the transactions provided for therein do not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any of the Material Agreements, or violate any of the provisions of the Certificate of Incorporation, the Memorandum of Association or Articles of the Company, the Articles of Incorporation or Bylaws of FIUI or the Certificate of Incorporation or Bylaws of FHUI or FEI, or violate any United States federal or California state statute, rule or regulation, or the Delaware General Corporation Law, or any United States federal or California state judgment, decree or order known to us of any United States federal or California state court or United States federal or California state governmental body having jurisdiction over the Company or the U.S. Subs or any of their respective property.

            (7) Each of the Exchange Act Reports (other than the exhibits, financial statements, financial data and supporting schedules included therein), as to which in each case we express no opinion) incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, complied when such Exchange Act Reports were filed as to form in all material respects with the Exchange Act.

            In rendering such opinion, such counsel may state that with respect to all matters of the laws of Singapore or pertaining to the Memorandum or Articles of Association of the Company, they are relying solely on the opinion of Allen & Gledhill.

            Fenwick & West LLP shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that, either at the effective date of the Registration Statement or at the applicable Closing Date, the Registration Statement or the Prospectus, or any amendment or supplement thereto, contained or contains any un-true statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                                                       Exhibit C


            All captioned terms used herein but not defined shall have the meaning ascribed to such term in the Underwriting Agreement.

            Opinion of Malaysia counsel to the Company to be delivered pursuant to Section 7(c)(i) of the Underwriting Agreement.

(a) Each Subsidiary is a corporation duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation.

(b) The Subsidiaries have the necessary corporate power and authority under Malaysian law to own its properties and conduct its business as presently conducted.

(c) As far as we are aware, no Subsidiary is in violation of its Memorandum & Articles of Association and the Subsidiaries are in compliance with all decrees, statutes or governmental rules applicable in Malaysia except where non-compliance would not have a material adverse effect on the financial position of such Subsidiary.

(d) Based on information from FIL and our due investigation, no actions (including derivative actions), suits, proceedings or investigation are pending or threatened against the subsidiaries at law or in equity in any court in Malaysia or before any other governmental authority in Malaysia.

                                                                       Exhibit D


            All captioned terms used herein but not defined shall have the meaning ascribed to such term in the Underwriting Agreement.

            Opinion of Cyprus counsel to the Company to be delivered pursuant to
Section 7(c)(i) of the Underwriting Agreement.

(a) The Subsidiary is a corporation duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation.

(b) The Subsidiary has the necessary corporate power and authority under Cyprus law to own its properties and conduct its business as presently conducted.

(c) As far as we are aware, the Subsidiary is not in violation of its Memorandum & Articles of Association and the Subsidiary is in compliance with all decrees, statutes or governmental rules applicable in Cyprus except where non-compliance would not have a material adverse effect on the financial position of the Subsidiary.

(d) Based on information from FIL and our due investigation, no actions (including derivative actions), suits, proceedings or investigation are pending or threatened against the subsidiary at law or in equity in any court in Cyprus or before any other governmental authority in Cyprus.

                                                                       Exhibit E


            All captioned terms used herein but not defined shall have the meaning ascribed to such term in the Underwriting Agreement.

             Opinion of United Kingdom counsel to the Company to be delivered pursuant to Section 7.01(c) of the Underwriting Agreement.

      (a) The Company is a limited company duly incorporated and validly existing under English law;

      (b) The Company has the necessary corporate power and authority under English law to own its properties and conduct its business as presently conducted; and

      (c) We are not representing the Company in any legal actions, suits or proceedings which are pending or threatened against the Company in the United Kingdom.

                                                                       Exhibit F


            All captioned terms used herein but not defined shall have the meaning ascribed to such term in the Underwriting Agreement.

            Opinion of Netherlands counsel to the Company to be delivered pursuant to Section 7.01(c)(i) of the Underwriting Agreement.

(a) Each Company has been incorporated and is existing as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

(b) Each Company has the corporate power to conduct any business which (i) falls within the objects clause in its articles of association and (ii) is in its corporate interest.

(c) The Shares have been validly issued in accordance with Dutch law and are fully paid.

                                                                       Exhibit G


            All captioned terms used herein but not defined shall have the meaning ascribed to such term in the Underwriting Agreement.

            Opinion of Labuan counsel to the Company to be delivered pursuant to
Section 7.01(c)(i) of the Underwriting Agreement.

(a) The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of Malaysia.[subject to receipt of LOFSA's confirmation]

(b) Each Subsidiary has the necessary corporate power and authority under Malaysian law to own its properties and conduct its business as presently conducted.

(c) All of the issued shares of the Subsidiaries have been duly and validly authorized and issued and are fully-paid.

(d) To our knowledge, all the issued shares of the Subsidiaries are beneficially owned by Flextronics International Limited free and clear of all liens, encumbrances, equities, claims, security interest, voting trusts or other defects of title whatsoever except as disclosed in or specifically contemplated by the Prospectus or the Prospectus Supplement.

(e) To our knowledge, no Subsidiary is in violation of their Memorandum and Articles of Association and are in compliance with all decrees, statutes or governmental rules applicable in Malaysia except where non-compliance would not have a material adverse effect on the financial position of the Subsidiaries.

(f) To our knowledge, no actions (including derivative actions), suits, proceedings or investigations are pending or threatened against any Subsidiary at law or in equity in any court of before any Governmental Authority [subject to written confirmation from Subsidiaries' directors].